Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of August 31, 2006, by and between WINWIN GAMING, INC., a Delaware corporation (together with any successor thereto, the “Company”), and SOLIDUS NETWORKS, INC., dba PayByTouch Solutions, a Delaware corporation (“PBT”).

BACKGROUND

The Company and PBT have entered into a Second Amended and Restated Joint Venture Agreement, dated as of August 31, 2006 (as amended, restated, supplement or otherwise modified from time to time, the “JV Agreement”), pursuant to which, among other things, PBT has agreed to purchase shares of the Company’s Series A-1 Preferred Stock, US$0.01 par value per share (the “Series A-1 Preferred Stock”), and shares of the Company’s Series A Preferred Stock, US$0.01 par value per share (the “Series A Preferred Stock”).

The Company and PBT desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act (as defined herein).

The execution and delivery of this Agreement is a condition precedent to the transaction contemplated by the JV Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the following respective meanings:

“Agreement” shall mean this Registration Rights Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” shall mean the Company’s Common Stock, US$0.01 par value per share, and any other common equity securities now or hereafter issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“New Securities” shall mean equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Preferred Stock” shall mean the Series A-1 Preferred Stock and the Series A Preferred Stock.

“Registrable Securities” shall mean (a) the shares of Common Stock issued or issuable upon conversion of any Preferred Stock, (b) any other shares of Common Stock issued or issuable pursuant to the JV Agreement or any option granted pursuant thereto, and (c) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of any share of Preferred Stock or any share of Common Stock into which any share of Preferred Stock was converted, or acquired by way of any rights offering or similar offering made in respect thereof; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, or (ii) sold pursuant to Rule 144 promulgated under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2.  Registrations.

(a)  Demand Registration.

(i)  If the Company shall be requested in writing by holders (the “Holders”) of a majority of the Registrable Securities to file a registration statement for Registrable Securities having an aggregate offering price to the public of not less than US$15,000,000 under the Securities Act (a “Demand Notice”) in accordance with this Section 2(a), then the Company shall use best efforts to effect such a registration statement. Upon receipt of a Demand Notice, the Company shall, within 10 days, give written notice of such proposed registration to all Holders and shall offer to include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such Holders who respond in writing to the Company’s notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such registration). The Company shall promptly use best efforts to effect such registration as soon as practicable on an appropriate form, including Form S-2 or S-3, if available, under the Securities Act of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act in the following circumstances:

(A)  after the Company has already filed two registration statements initiated by the Holders of Registrable Securities pursuant to this Section 2(a); or

(B)  during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Registrable Securities are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days.

(ii)  If the Holders requesting to be included in a registration pursuant to this Section 2(a) so elect, the offering of such Registrable Securities pursuant to such registration shall be in the form of an underwritten offering. The Holders of a majority of the Registrable Securities requested to be included in such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering, which shall also be reasonably acceptable to the Company.

(iii)  With respect to any registration pursuant to this Section 2(a), the Company may include in such registration any Common Stock; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Securities and Common Stock requested to be included by the Company in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Securities and Common Stock proposed to be included in such registration shall be included in the following order:

(A)  first, the Registrable Securities shall be included, pro rata among the participating Holders based upon the number of Registrable Securities held by such Holders at the time of such registration; and

(B)  second, Common Stock requested to be included by the Company.

(iv)  At any time before the registration statement covering Registrable Securities becomes effective, Holders of a majority of the Registrable Securities requested to be included in such registration may request the Company to withdraw or not to file the registration statement. In that event, if such request of withdrawal shall have been caused by, or made in response to, a material adverse effect or change in the Company’s financial condition, operations, business or prospects, such Holders of Registrable Securities shall not be deemed to have used one of their demand registration rights under this Section 2(a).

(b)  Registrations on Form S-3. Notwithstanding anything contained in Section 2 to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, Holders of Registrable Securities shall have the right to request in writing up to two registrations on Form S-3 or any such successor forms of Registrable Securities, which request or requests shall (i) specify the number of Registrable Securities intended to be sold or disposed of and the Holders thereof, (ii) state the intended method of disposition of such Registrable Securities, and (iii) relate to Registrable Securities having an anticipated aggregate offering price of at least US$5,000,000. A requested registration on Form S-3 or any such successor forms in compliance with this Section 2(b) shall not count as a demand registration pursuant to Section 2(a), but shall otherwise be treated as a registration initiated pursuant to and shall, except as otherwise expressly provided in this Section 2(b), be subject to Section 2(a).

(c)  Piggyback Registration. If, at any time or times the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will promptly give written notice thereof to all Holders. If within ten (10) business days after their receipt of such notice one or more Holders request in writing the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use best efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the principal underwriter determines that the number of Registrable Securities to be offered must be limited, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company; provided, however, that in no event shall the Registrable Securities to be included by PBT or its designee be reduced to below 25% of the total amount of securities included in the registration.

(d)  Obligations Subject to Existing Obligations. Notwithstanding anything contained in Section 2 to the contrary, the Company’s obligations under this Section 2 shall be subject to its obligations pursuant to Section 4(k) of the Securities Purchase Agreement by and between the Company and Van Wagoner Private Opportunities Fund, dated as of February 25, 2005 (the “Existing Obligations”). The Company will not increase, extend or otherwise amend any of the Existing Obligations without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, and will promptly notify the Holders of the expiration of the Existing Obligations.

3.  Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

(a)  Pay all expenses of such registrations and offerings in connection with any registrations pursuant to Section 2 hereof; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders or the fees and expenses of any counsel for the selling Holders in connection with the registration of the Registrable Securities;

(b)  Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto (but for no more than one hundred eighty (180) days or such lesser period until all such Registrable Securities are sold) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for such period; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such 180-day period shall be extended for up to an additional 120 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(c)  Furnish to each selling Holder such copies of each preliminary and final prospectus as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

(d)  Enter into and perform its obligations under any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary;

(e)  Use its best efforts to register or qualify the securities covered by said registration statement under the securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request provided the Company shall not be required to qualify to do business or file a general consent to service of process in connection therewith;

(f)  Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event (other than an event relating to a Holder or a plan of distribution delivered by a Holder) as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, to the extent required by the Securities Act, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(g)  Cause upon or immediately after the effectiveness of a registration all such Registrable Securities to be listed on each securities exchange or quotation system on which the Common Stock of the Company are then listed or quoted;

(h)  Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, subject to appropriate confidentiality undertakings;

(i)  use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any;

(j)  Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its Holders, in each case as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby or ninety (90) days after the closing of the fiscal year, as the case may be, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(k)  Provide an institutional transfer agent and registrar and a CUSIP number for all Registrable Securities on or before the effective date of the registration statement; and

(l)  Make available for inspection by any Holder, any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant, or other agent of any Holder or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors and employees to supply all information requested by any Holder, underwriter, attorney, accountant, or agent in connection with the registration statement; provided that an appropriate confidentiality agreement is executed by any such Holder, underwriter, attorney, accountant or other agent.

4.  Cooperation by Prospective Sellers.

(a)  Each prospective seller of Registrable Securities shall furnish to the Company in writing such information as the Company may reasonably request from such seller in connection with any registration statement with respect to such Registrable Securities.

(b)  The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless, in the reasonable opinion of counsel to the Company and/or the underwriters, such failure impairs or adversely affects the offering or the legality of the registration statement or causes the request not to meet the requirements of Section 2 of this Agreement.

(c)  Upon receipt of a notice (telephonic or written) from the Company or the underwriter of the happening of an event which makes any statement made in a registration statement or related prospectus covering Registrable Securities untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, the Holders of Registrable Securities included in such registration statement shall discontinue disposition of such Registrable Securities pursuant to such registration statement until such Holders’ receipt of copies of the supplemented or amended prospectus contemplated in Section 3(f) hereof or until advised by the Company or the underwriters that dispositions may be resumed. If the Company gives any such notice, the time period mentioned in Section 3(b) shall be extended by the number of days elapsing between the date of notice and the date that each seller receives copies of the supplemented or amended prospectus contemplated by Section 3(f).

(d)  Each Holder of Registrable Securities included in any registration statement will effect sales of such securities in accordance with the plan of distribution given to the Company.

(e)  At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided in this Agreement, the Holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement, unless it receives notice from the Company of its intention to continue effectiveness of such registration statement with respect to such shares which remain unsold and such Holders shall notify the Company of the number of shares registered which remain unsold promptly upon expiration of the period during which the Company is obligated to maintain the effectiveness of the registration statement.

(f)  No Person may participate in any underwritten registration pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements made with respect to such registration and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements.

5.  Indemnification; Contribution.

(a)  Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, to the extent permitted by law, indemnify and hold harmless each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, stockholders, affiliates, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, reasonable expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the Company will not be liable to the extent that (1) such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Holder in accordance with Section 4(a) of this Agreement for use in such registration statement, or (2) in the case of a sale directly by such Holder (including a sale of Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of such Holder in accordance with Section 4(a) of this Agreement for use in such registration statement, such Holder will severally and not jointly indemnify and hold harmless the Company (including its directors, officers, employees, representatives and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, reasonable expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, provided, however, that the indemnification obligations of the Holder contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that, in no event shall any indemnity under this Section 5(a) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(b)  If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the other Holders from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the other Holders in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holders shall be deemed to be in the same respective proportions that the net proceeds from the offering received by the Company and the Holders, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Holders and the parties’ relative intent, knowledge and access to information.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(c)  The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld. Any indemnified party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement or threat of any claim or action against such party in respect of which a claim is to be made against an indemnifying party under this Section 5 notify the indemnifying party in writing (such written notice, an “Indemnification Notice”) of the commencement or threat of such action, enclosing a copy of all papers served or notices received (if applicable), but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that the indemnifying party may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The indemnified party will have the right to retain its own counsel in any such action if (i) the employment of counsel by the indemnified party has been authorized by the indemnifying party, (ii) the indemnified party’s counsel, shall have reasonably concluded that there is a reasonable likelihood of a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action within a reasonable period of time following its receipt of the Indemnification Notice, in each of which cases the fees and expenses of the indemnified party’s separate counsel shall be at the expense of the indemnifying party; provided, however, that the indemnified party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the indemnified party to whom such expenses are advanced is not entitled to be indemnified; and provided, further, that so long as the indemnified party has reasonably concluded that no conflict of interest exists, the indemnifying party may assume the defense of any action hereunder with counsel reasonably satisfactory to the indemnified party.

(d)  In the event of an underwritten offering of Registrable Securities under this Agreement, the Company shall enter into standard indemnification and underwriting agreements with the underwriter thereof.

6.  Right to Delay. For one period not to exceed 90 days in any twelve (12) month period, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a Registration Statement pursuant to this Agreement at any time when the Company, in its good faith judgment, reasonably believes:

(a)  that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect (i) a pending or scheduled public offering of the Company’s securities, (ii) any significant acquisition, merger, recapitalization. consolidation, reorganization or other similar transaction by or of the Company, (iii) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (iv) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

(b)  that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or Exchange Act.

The Company shall not register any securities for the account of itself or any other stockholder during such 90-day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

7.  Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to any transferee of Registrable Securities. Each subsequent Holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

8.  Rights Which May Be Granted to Subsequent Investors. Other than transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included.

9.  Right of First Offer. Subject to the terms and conditions specified in this Section 9, and applicable securities laws, in the event the Company proposes to offer or sell any New Securities, the Company shall first make an offering of such New Securities to PBT or its designee in accordance with the following provisions of this Section 9. PBT or its designee shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate.

(a)  The Company shall deliver a notice, in accordance with the provisions of Section 10(a) hereof, (the “Offer Notice”) to PBT stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)  By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, PBT or its designee may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock (and any other securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock) then held, by PBT bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

(c)  If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 9(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in Section 9(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days following the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to PBT or its designee in accordance with this Section 9.

(d)  The right of first offer in this Section 9 shall not be applicable to New Securities issued:

i.	upon conversion of shares of Preferred Stock;

ii.
to officers, directors, employees and consultants of the Company pursuant to stock incentive plans, or other stock arrangements that have been approved by the Board of Directors of the Company including the directors elected by the holders of a majority of the Preferred Stock (the “Series A Directors”);

iii.	as a dividend or distribution on the Corporation’s Common Stock or Preferred Stock;

iv.	upon the written consent of PBT that expressly states that the right of first offer in this Section 9 shall not apply to such New Securities;

v.	upon the exercise or conversion of any options or other convertible securities outstanding as of the date hereof;

vi.	pursuant to a loan arrangement or debt financing from a bank, equipment lessor or similar financial institution approved by the Board of Directors, including the Series A Directors; or

vii.
in connection with strategic transactions (but excluding any merger, consolidation, acquisition or similar business combination) that have been approved by the Board of Directors of the Corporation including the Series A Directors.

(e)  The right of first offer set forth in this Section 9 may not be assigned or transferred except that such right is assignable by PBT to any affiliate of PBT.

10.  Miscellaneous.

(a)  Notices. Except as otherwise expressly provided herein, all notices, requests, demands, claims, and other communications hereunder will be in writing. Any such notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one (1) business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following addresses (or such other address for a party as shall be specified by such party by like notice): All communications shall be sent to PBT at 101 Second Street, Suite 1100, San Francisco, California 94105, and to the Company at 8687 West Sahara, Suite 201, Las Vegas, NV 89117, or at such other address(es) as PBT or the Company may designate by ten (10) days advance written notice to the other parties hereto.

(b)  Entire Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

(c)  Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d)  Successor Indemnification. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately prior to such transaction, whether in the Company’s bylaws, Certificate of Incorporation, or elsewhere, as the case may be.

(e)  Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Preferred Stock. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(f)  Counterparts; Facsimile Execution. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(g)  Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

(h)  Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement; provided, however, that the Company and the Holders of a majority of the Registrable Securities shall negotiate in good faith to attempt to implement an equitable adjustment in the provisions of this Agreement with a view toward effecting the purposes of this Agreement by replacing the provision that is invalid or unenforceable with a valid and enforceable provision the economic effect of which comes as close as possible to that of the provision that has been found to be invalid and unenforceable.

(i)  Governing Law. The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of California without giving effect to any choice in conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of California.

(j)  Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Francisco, California, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

(k)  Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to seek specific performance of the terms hereof (without necessity of posting a bond in connection therewith), in addition to any other remedy at law or equity otherwise permitted hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

Solidus Networks, Inc. By:__________________________ Name: Title:
WinWin Gaming, Inc. By:/s/ Patrick Rogers Name: Patrick Rogers Title: President / CEO

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

Solidus Networks, Inc. By: /s/ Steve Zelinger Name: Steve Zelinger Title: EVP & GC
WinWin Gaming, Inc. By:______________________ Name: Title:

[Signature page to Registration Rights Agreement]